Exhibit 99.1

NEWS

Contact: Loren Singletary

(713) 346-7807

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES CHANGES IN REPORTING SEGMENTS;

EXPECTS FOURTH QUARTER 2017 RESULTS TO BE IN-LINE WITH GUIDANCE, EXCLUDING CHARGES

Houston—(BUSINESS WIRE)—Jan. 19, 2018—National Oilwell Varco, Inc. (NYSE: NOV) today announced it combined its Rig Systems and Rig Aftermarket reporting segments into a single segment called Rig Technologies during the fourth quarter of 2017. The restructuring better aligns operations with the current and anticipated market environments, reduces administrative burden, and eliminates reported intercompany transactions between Rig Technologies’ capital equipment and aftermarket operations. The Company will report fourth quarter and full-year results in the new format on February 5, 2018.

The table below conforms prior period Rig Systems and Rig Aftermarket segment results to the new Rig Technologies segment presentation:

SELECT RIG TECHNOLOGIES HISTORICAL FINANCIAL INFORMATION (Unaudited)

(In millions)

				Three Months Ended
	Years Ended December 31,			March 31,	June 30,	September 30,
	2014	2015	2016	2017	2017	2017
Revenue:
Rig Systems	$9,848	$6,964	$2,386	$393	$346	$330
Rig Aftermarket	3,222	2,515	1,416	321	341	311
Intercompany Eliminations	(1,272)	(1,200)	(692)	(132)	(141)	(131)

Rig Technologies	$11,798	$8,279	$3,110	$582	$546	$510

Operating profit (loss):
Rig Systems	$2,118	$1,322	$(969)	$9	$(7)	$11
Rig Aftermarket	935	652	229	61	76	64
Intercompany Eliminations	(522)	(473)	(293)	(57)	(63)	(57)

Rig Technologies	$2,531	$1,501	$(1,033)	$13	$6	$18

Adjusted EBITDA:
Rig Systems	$2,220	$1,518	$293	$33	$26	$28
Rig Aftermarket	968	687	316	71	83	69
Intercompany Eliminations	(522)	(473)	(293)	(57)	(63)	(57)

Rig Technologies	$2,666	$1,732	$316	$47	$46	$40

Reconciliation of Operating profit (loss) to Adjusted EBITDA (Operating profit excluding other items before depreciation & amortization):
Operating profit (loss)	$2,531	$1,501	$(1,033)	$13	$6	$18
Other Items	23	124	1,255	12	17	—
Depreciation and Amortization	112	107	94	22	23	22

Adjusted EBITDA	$2,666	$1,732	$316	$47	$46	$40

The Company anticipates it will recognize between $120 and $140 million in pre-tax restructuring charges, including facility closures, severance and inventory write-downs, and other charges (collectively “other items”) during the fourth quarter of 2017.

Excluding the impact of other items, the Company expects consolidated results for the fourth quarter of 2017 to be at or above prior expectations. The Company anticipates Rig Technologies will exceed prior guidance, Wellbore Technologies will be in-line with expectations, and Completion and Production Solutions will fall short of guidance. The shortfall in Completion and Production Solutions is due primarily to engineering challenges and delivery delays associated with a new product introduction in its Subsea Flexible Pipe business and softer than anticipated orders in its Process and Flow Technologies business.

Fourth Quarter and Full-Year 2017 Earnings Conference Call

NOV will hold its fourth quarter and full-year 2017 conference call on Tuesday, February 6 at 10 a.m. (Central Time). NOV will issue a press release with the Company’s results after the market closes for trading on Monday, February 5. The call will be webcast live on www.nov.com/investors.

About NOV

National Oilwell Varco (NYSE: NOV) is a leading provider of technology, equipment, and services to the global oil and gas industry that supports customers’ full-field drilling, completion, and production needs. Since 1862, NOV has pioneered innovations that improve the cost-effectiveness, efficiency, safety, and environmental impact of oil and gas operations. NOV powers the industry that powers the world. Visit www.nov.com for more information.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.